UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2023

FS CREDIT OPPORTUNITIES CORP.

(Exact name of Registrant as specified in its charter)

Maryland	811-22802	46-1882356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	FSCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Effective February 22, 2023, the board of directors (the “Board”) of FS Credit Opportunities Corp. (the “Company”) appointed Ms. Della Clark as a new independent member of the Board. Ms. Clark was appointed as a Class III Director to serve for a term expiring at the Company’s 2025 annual meeting of stockholders. Ms. Clark will also serve on the Board’s Nominating and Corporate Governance Committee. Ms. Clark has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person, and there are no related party transactions with regard to Ms. Clark that are reportable under Item 404(a) of Regulation S-K.

Set forth below is biographical information pertaining to Ms. Clark:

Ms. Clark is the President and Chief Executive Officer of The Enterprise Center, a 501c(3) with a mission to cultivate and invest in minority entrepreneurs, a role she has held since 1992. Ms. Clark currently serves as a board member of the Philadelphia Equity Alliance, where she serves as Co-Chair, and as a Trustee of Drexel University. Ms. Clark is also a partner at the Innovate Capital Growth Fund, an initiative focused on investing growth equity in minority and women-owned lower middle market businesses. In addition, Ms. Clark is a Senior Policy Fellow at the George V. Voinovich Center for Leadership and Public Affairs at Ohio University.

Ms. Clark received a B.S. from American University.

Effective February 22, 2023, the Board of the Company appointed Mr. Keith Bethel as a new independent member of the Board. Mr. Bethel was appointed as a Class III Director to serve for a term expiring at the Company’s 2025 annual meeting of stockholders. Mr. Bethel will also serve on the Board’s Nominating and Corporate Governance Committee. Mr. Bethel has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person, and there are no related party transactions with regard to Mr. Bethel that are reportable under Item 404(a) of Regulation S-K.

Set forth below is biographical information pertaining to Mr. Bethel:

Mr. Bethel is the founding partner and Co-President of Triple B Hospitality Group, a multi-state hospitality company. Prior to founding Triple B Hospitality Group, he served as Chief Growth Officer for Aramark Corporation. Prior to being appointed Chief Growth Officer, Mr. Bethel served as Executive Vice President (Higher Education and K-12) for Aramark, and previously held a variety of positions throughout the education sector at Aramark, including Regional Vice President (Higher Education) and Vice President of Compliance for Education (K-12). Mr. Bethel currently serves as Chairman of the board of directors for The Philadelphia Urban League, and is a board member of The Chamber of Commerce of Greater Philadelphia. Mr. Bethel is also a Non-Resident Distinguished Fellow at the Lindy Institute for Urban Innovation at Drexel University.

Mr. Bethel received both a B.S. and an M.B.A. from St. Joseph’s University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Opportunities Corp.

Date: February 28, 2023	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel